UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2009

United Fire & Casualty Company
 (Exact name of registrant as specified in its charter)

Iowa	001-34257	42-0644327
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (319) 399-5700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	At the regular meeting of the Board of Directors of United Fire & Casualty Company held on November 20, 2009, the Board of Directors elected James W. Noyce to serve the remainder of the unexpired term of James A. Leach, which expires at the 2010 annual meeting of shareholders. Mr. Noyce’s election is effective November 20, 2009. The Board of Directors appointed Mr. Noyce, who is an independent director, to serve on the Audit Committee, also effective November 20, 2009.

Mr. Noyce will participate in all applicable compensation and benefit plans offered by the company to its directors. Mr. Noyce has not received any grant or award under any company plan, contract or arrangement in connection with his election. A copy of the news release issued November 20, 2009 announcing Mr. Noyce’s election to the Board of Directors is filed herewith as Exhibit 99.1 to this report and is incorporated into this Item 5.02 by reference.

There are no arrangements or understandings between the Mr. Noyce and any other persons, pursuant to which Mr. Noyce was selected as a director.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	At the regular meeting of the Board of Directors of United Fire & Casualty Company held on November 20, 2009, the directors approved certain amendments to United Fire & Casualty Company’s Bylaws. These amendments are effective November 20, 2009.

Sections 2 and 3 of Article III of the Bylaws were deleted. These sections previously provided that the Chairman and the Vice Chairman of the Board of Directors were officers of the Company and defined the duties of those offices. A new section was added as Section 2 of Article II to define the Chairman and the Vice Chairman positions as non-officer positions of the Board of Directors. Corresponding changes were made to Sections 1 and 6 of Article III, Section 1 of Article IV, Sections 1 and 2 of Article V, and Section 4.b of Article VI. These changes clarify the non-executive status of the Chairman and the Vice Chairman of the Board of Directors. Section 1 of Article III was also revised to clarify that the Board of Directors can establish guidelines for the ownership of capital stock of the Company by officers.

A blacklined copy of the Bylaws showing the amendments is filed as Exhibit 99.2 to this report.

Item 8.01. Other Events.

On November 20, 2009, United Fire & Casualty Company issued a press release announcing that the Board of Directors declared a dividend of $0.15 per share to be paid on January 4, 2010 to Company shareholders of record on December 15, 2009. A copy of the news release issued November 20, 2009 announcing the dividend declaration is filed herewith as Exhibit 99.1.

At the regular meeting of the Board of Directors of United Fire & Casualty Company held on November 20, 2009, the Board of Directors took the following actions, all of which were effective November 20, 2009:

•	Elected Jack B. Evans to serve as Chairman of the Board of Directors;

•	Elected John A. Rife to serve as Vice Chairman of the Board of Directors;

•	Formed an Executive Committee, appointed Jack B. Evans, Kyle D. Skogman, John A. Rife, and Randy A. Ramlo to serve on the committee, and appointed Mr. Evans to serve as Chair of the committee;

•	Formed an Investment Committee, appointed George D. Milligan, Jack B. Evans, Kyle D. Skogman, Randy A. Ramlo, Douglas M. Hultquist, and Christopher R. Drahozal to serve on the committee, and appointed Mr. Milligan as Chair of the committee;

•	Formed a Risk Management Committee, appointed Douglas M. Hultquist, Christopher R. Drahozal, Mary K. Quass, and Casey Mahon to serve on the committee, and appointed Mr. Hultquist to serve as Chair of the committee;

•	Appointed Kyle D. Skogman, Frank S. Wilkinson Jr., Jack B. Evans, and George D. Milligan to serve on the Nominating & Governance Committee and appointed Mr. Skogman to serve as Chair of the committee;

•	Appointed Thomas W. Hanley, Kyle D. Skogman, Jack B. Evans, George D. Milligan, and James W. Noyce to serve on the Audit Committee, and appointed Mr. Hanley to serve as Chair of the committee;

•	Appointed Frank S. Wilkinson Jr., George D. Milligan, Casey Mahon, Christopher R. Drahozal, and Mary K. Quass to serve on the Compensation Committee and appointed Mr. Wilkinson to serve as Chair of the committee;

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are filed herewith.
Exhibit 99.1	News Release issued by United Fire & Casualty Company dated November 20, 2009
Exhibit 99.2	Full Text of United Fire & Casualty Company’s Bylaws (blacklined to show November 20, 2009 changes)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

November 20, 2009
(Date)

/s/ Randy A. Ramlo
Randy A. Ramlo, President and Chief Executive Officer

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